Exhibit 107
Calculation of Filing Fee Table
Form S-8
(Form Type)
Exagen Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(4)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.001 per share	457(c) and 457(h)	705,613 (2)	$5.835	$4,117,251.86	$0.0001531	$630.35
Equity	Common Stock, par value $0.001 per share	457(c) and 457(h)	176,403 (3)	$5.835	$1,029,311.51	$0.0001531	$157.59
Total Offering Amount					$5,146,563.36		$787.94
Total Fees Previously Paid							—
Total Fee Offsets							—
Net Fee Due							$787.94

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares of common stock, par value $0.001 per share (“Common Stock”), of Exagen Inc. (the “Registrant”), which may be subject to grant or otherwise issuable after the operation of any anti-dilution and other provisions of the Registrant’s 2019 Incentive Award Plan (the “2019 Plan”), or the Registrant’s 2019 Employee Stock Purchase Plan (the “2019 ESPP”).

(2)
Represents an increase of 705,613 shares of Common Stock of the Registrant authorized for issuance for compensatory purposes only, as previously authorized under the 2019 Plan as of January 1, 2025, in connection with an “evergreen” provision in the 2019 Plan.

(3)
Represents an increase of 176,403 shares of Common Stock of the Registrant authorized for issuance for compensatory purposes only, as previously authorized under the 2019 ESPP as of January 1, 2025, in connection with an “evergreen” provision in the 2019 ESPP.

(4)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) promulgated under the Securities Act. The offering price per share and the aggregate offering price are based on the average of the high and the low price of the Registrant’s Common Stock as reported on The Nasdaq Global Market as of a date (May 14, 2025) within five business days prior to filing this Registration Statement.